FOR IMMEDIATE RELEASE

Media	Investors
Media@Labcorp.com	Investor@labcorp.com

Labcorp Announces 2024 Fourth Quarter and Full Year Results
Company Provides 2025 Guidance

•Results from Continuing Operations versus last year:
◦Revenue: Q4 of $3.33 billion vs $3.03 billion; Full year of $13.01 billion vs $12.16 billion
◦Diluted EPS: Q4 of $1.70 vs $(1.95); Full year of $8.84 vs $4.33
◦Adjusted EPS: Q4 of $3.45 vs $3.30; Full year of $14.57 vs $13.56
◦Free Cash Flow: Q4 of $665.1 million vs $412.4 million; Full year of $1.10 billion vs $748.7 million
•Announced 10 transactions and launched new innovative tests meeting significant unmet medical needs in key specialty areas in full year 2024
•Full-Year 2025 Guidance:
◦Revenue of $13.88 billion to $14.05 billion; midpoint growth of 7.4%
◦Adjusted EPS of $15.60 to $16.40; midpoint growth of 9.8%
◦Free Cash Flow of $1.10 billion to $1.25 billion; midpoint growth of 7.2%

BURLINGTON, N.C., February 6, 2025 – Labcorp Holdings Inc. (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today announced results for the fourth quarter ended December 31, 2024, and provided 2025 guidance.

“In 2024, Labcorp delivered exceptional results driven by both organic and inorganic growth,” said Adam Schechter, chairman and CEO of Labcorp. “We announced 10 transactions to further establish our position as a trusted partner to hospitals, health systems and regional/local laboratories. Additionally, we strengthened our presence in key high growth areas including oncology, women’s health, neurology and autoimmune disease. In 2025, we are positioned to deliver strong growth and margin expansion across both Diagnostics Laboratories and Biopharma Laboratory Services, while we improve health and improve lives of patients around the world.”

In the fourth quarter, Labcorp advanced its position as a partner of choice for hospitals, health systems and regional/local laboratories:

•Completed the acquisition of select assets and molecular testing location of Lab Works in Birmingham, Alabama.
•Completed the acquisition of select outreach laboratory services from Ballad Health in the Appalachian region.
•Subsequent to quarter end, announced a strategic collaboration with New Jersey-based Inspira Health to manage operations of hospital laboratories and to serve as the primary lab for Inspira’s physician network.

The company also continued to make strides in science, technology and innovation:

•Launched a Multiple Sclerosis Monitoring Profile to monitor neurofilament light chain serum (NfL) and glial fibrillary acid protein, serum (GFAP) values in multiple sclerosis patients.
•Introduced a new H5 bird flu molecular test to aid in the diagnosis of human infection with H5 bird flu.
•Announced the availability of the first companion diagnostic assay to identify gastric cancer patients eligible for a targeted treatment for people with advanced cancer of the stomach.
•Expanded our Labcorp OnDemand test menu with new offerings to help consumers manage their health and well-being.
•Introduced enhancements to Global Trial Connect aimed at increasing the speed of clinical trials.

On January 8, 2025, Labcorp announced a quarterly cash dividend of $0.72 per share of common stock, payable on March 12, 2025, to stockholders of record at the close of business on February 27, 2025.

LABCORP HOLDINGS INC.
CONSOLIDATED RESULTS

	Three Months Ended Dec 31,					Year Ended Dec 31,
	2024		2023	Delta		2024	2023	Delta

Revenue Summary (Dollars in billions)
Total Revenue	$3.33		$3.03	9.8%		$13.01	$12.16	7.0%
Organic				5.4%				3.9%
Base Business (1)				6.2%				4.9%
COVID-19 Testing (2)				(0.8%)				(1.0%)
Acquisitions, net of Divestitures				4.0%				2.8%
Foreign Exchange				0.3%				0.2%

(1) Base Business includes Labcorp’s operations except for COVID-19 Testing.
(2) COVID-19 Testing represents COVID-19 PCR Testing.

Earnings Summary (Dollars in millions, except per share data)
Operating Income (“OI”)	$216.5		$(122.8)			$1,086.7	$725.6
OI as % of Revenue	6.5%		(4.0)%	1,050 bps		8.4%	6.0%	240 bps

Adjustments (3)	$206.7		$517.7			$710.3	$989.3

Adjusted Operating Income (“AOI”) (4)	$423.2	(5)	$394.9			$1,797.0	$1,714.9
AOI as % of Revenue	12.7%		13.0%	(40) bps	(6)	13.8%	14.1%	(30) bps	(6)

Net Earnings from Cont. Ops	$143.6		$(166.8)			$747.1	$380.4
Diluted EPS from Cont. Ops	$1.70		$(1.95)			$8.84	$4.33
Adjusted EPS (4)	$3.45		$3.30			$14.57	$13.56

(3) Adjustments include amortization, impairment charges, restructuring charges, and special items.
(4) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(5) The increase in adjusted operating income was primarily due to organic demand and LaunchPad savings, partially offset by higher personnel costs.
(6) The decrease in adjusted operating margin was due to Invitae.

LABCORP HOLDINGS INC.
CONSOLIDATED RESULTS

	Three Months Ended Dec 31,			Year Ended Dec 31,
	2024		2023	2024	2023
Cash Flow Summary (Dollars in millions)

Operating Cash Flow from Cont. Ops	$777.2	(1)	$579.6	$1,585.8	$1,202.3
Capital Expenditures	112.1		167.2	489.9	453.6
Free Cash Flow from Cont. Ops	$665.1		$412.4	$1,095.9	$748.7

(1) The increase in operating cash flow was primarily due to higher cash earnings.
Capital Allocation Summary

•At the end of the quarter, Labcorp’s cash balance was $1.52 billion and total debt was $6.33 billion. These higher cash and debt balances are due to the pre-funding of maturing debt.

•During the quarter, the company invested $87.8 million in acquisitions, paid out $60.1 million in dividends, and used $75.1 million for share repurchases.

•During the year, the company invested $839.0 million in acquisitions, paid out $243.1 million in dividends, and used $250.1 million for share repurchases.

LABCORP HOLDINGS INC.
Diagnostics Laboratories Segment Summary

	Three Months Ended December 31,
	2024	2023	Delta
Revenue Summary (Dollars in billions)
Total Revenue	$2.59	$2.35	10.2%
Organic			5.1%
Base Business			6.1%
COVID-19 Testing			(1.0%)
Acquisitions, net of Divestitures			5.2%
Foreign Exchange			(0.1%)

Earnings Summary (1) (Dollars in millions)
Adjusted Operating Income (“AOI”) (2)	$359.5	$353.7
AOI as % of Revenue	13.9%	15.1%	(120) bps	(3)

(1) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(2) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(3) Adjusted operating margin was lower due to Invitae and the unfavorable impacts of days and weather.

	Three Months Ended Dec 31,
	2024
	Requisition	Price/Mix
	Volume Delta (4)	Delta (4)
Metrics Summary (1)
Total	6.8%	3.4%
Organic (5)	4.0%	1.1%
Base Business	4.6%	1.5%
COVID-19 Testing	(0.6)%	(0.4)%
Acquisitions, net of Divestitures	2.8%	2.4%
Foreign Exchange	—%	(0.1)%

(4) Column shows changes versus the three months ended December 31, 2023.
(5) Organic price/mix includes lab management agreements.

LABCORP HOLDINGS INC.
Biopharma Laboratory Services Segment Summary

	Three Months Ended December 31,
	2024		2023	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$767.0		$694.8	10.4%	(1)
Organic				8.9%
Acquisitions, net of Divestitures				—%
Foreign Exchange				1.5%

(1) Central Labs revenue growth of 9.6%, Early Development revenue growth of 12.3%.

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income (“AOI”) (3)	$130.8	(4)	$109.0
AOI as % of Revenue	17.0%		15.7%	140 bps	(4)

(2) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted operating income and margin increased due to organic demand and LaunchPad savings, partially offset by higher personnel costs.

	As of December 31,
	2024
Metrics Summary (Dollars in billions)
TTM Net Orders	$2.91
TTM Book-to-Bill	1.00
Backlog	$7.99	(5)
Next Twelve Months Forecast Backlog Conversion	$2.53

(5) Backlog decreased 3.2% compared to last year due to foreign exchange

Guidance for 2025

The following guidance assumes foreign exchange rates effective as of December 31, 2024, for the full year. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases and dividends.

(Dollars in billions, except per share data)

	Results	2025 Guidance

	2024	Low	High
Revenue
Labcorp Enterprise (1)(2)	$13.01	6.7%	8.0%
Diagnostics Laboratories (3)	$10.14	6.5%	7.7%
Biopharma Laboratory Services (4)	$2.92	3.0%	5.0%

Adjusted EPS	$14.57	$15.60	$16.40

Free Cash Flow	$1.10	$1.10	$1.25

(1) 2025 Guidance includes an impact from foreign currency translation of (0.5%).
(2) Enterprise level revenue is presented net of intercompany transaction eliminations.
(3) 2025 Guidance includes an impact from foreign currency translation of (0.2%).
(4) 2025 Guidance includes an impact from foreign currency translation of (1.4%).

Use of Adjusted Measures
The company has provided in this press release and accompanying tables “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted net income, adjusted EPS (or adjusted net income per share), adjusted operating income, adjusted operating margin, free cash flow, and certain segment information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies. However, the company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures and an identification of the components that comprise “special items” used for certain adjusted financial information are included in the tables accompanying this press release.

The company today is providing an investor relations presentation with additional information on its business and operations, which is available in the investor relations section of the company’s website at www.Labcorp.com. Analysts and investors are directed to the website to review this supplemental information.

A conference call discussing Labcorp’s quarterly results will be held today at 9:00 a.m. ET and is available by registering at this link, which will provide a dial-in number and unique PIN to access the call. It is recommended that participants join 10 minutes prior to the start of the call, although participants may register and join at any time during the call. A live webcast of Labcorp’s quarterly conference call on February 6, 2025, will be available at the Labcorp Investor Relations website beginning at 9:00 a.m. ET. This webcast will be archived and accessible through February 2, 2026.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company’s nearly 70,000 employees serve clients in approximately 100 countries, provided support for more than 75% of the new drugs and therapeutic products approved in 2024 by the FDA, and perform more than 700 million tests annually for patients around the world. Learn more about us at www.Labcorp.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2025 guidance and related assumptions, (ii) the spin-off of the company’s Clinical Development and Commercialization Services business, now Fortrea Holdings Inc., (iii) the impact of various factors on operating and financial results, including the projected impact of global economic and market conditions on the company's businesses, operating results, cash flows and/or financial condition, (iv) future business strategies, (v) expected savings, synergies and other benefits to the Company, customers or patients from acquisitions and other transactions and partnerships, and (vi) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the effect of the holding company reorganization on the company’s business generally; (ii) the failure to receive tax-free treatment with respect to the spin-off for U.S. federal income purposes; (iii) the impact of spin-off related items; (iv) personnel costs and potential difficulties with employee relations and retention; (v) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (vi) changes in government regulations, including healthcare reform; (vii) customer purchasing decisions, including changes in payer regulations or policies; (viii) adverse actions of governmental and third-party payers; (ix) changes in testing guidelines or recommendations; (x) the volume of COVID-19 Testing performed by the company; (xi) the impact of global geopolitical events; (xii) the effect of public opinion on the company's reputation; (xiii) adverse results in material litigation matters; (xiv) changes in laws and regulations applicable to the company, including healthcare reform, and changes to their interpretation and application and the impact of any such changes; (xv) failure to maintain or develop customer relationships; (xvi) the company's ability to develop or acquire new products and adapt to technological changes; (xvii) failure of the company’s information technology, systems, or data security; (xviii) the impact of potential losses under repurchase agreements; (xix) adverse weather conditions; (xx) the number of revenue days in a financial period; (xxi) inflation; (xxii) increased competition; and (xxiii) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward- looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.
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LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$3,329.4	$3,033.3	$13,008.9	$12,161.6
Cost of revenues	2,433.1	2,211.9	9,384.5	8,796.7
Gross profit	896.3	821.4	3,624.4	3,364.9
Selling, general and administrative expenses	595.2	532.9	2,230.0	2,021.4
Amortization of intangibles and other assets	70.4	59.2	256.4	219.8
Goodwill and other asset impairments	2.8	333.8	5.3	349.0
Restructuring and other charges	11.4	18.3	46.0	49.1
Operating income (loss)	216.5	(122.8)	1,086.7	725.6
Other (expense) income:
Interest expense	(63.4)	(48.8)	(208.3)	(199.6)
Equity method (loss) income, net	(0.7)	0.1	(1.4)	(1.4)
Investment income	15.0	6.2	22.3	28.8
Other, net	16.4	18.2	60.2	15.5
Earnings (loss) from continuing operations before income taxes	183.8	(147.1)	959.5	568.9
Provision for income taxes	40.2	19.7	212.4	188.5
Earnings (loss) from continuing operations	143.6	(166.8)	747.1	380.4
Earnings from discontinued operations, net of tax	—	—	—	38.8
Net earnings (loss)	143.6	(166.8)	747.1	419.2
Less: Net earnings attributable to the noncontrolling interest	(0.2)	(0.3)	(1.1)	(1.2)
Net earnings (loss) attributable to Labcorp Holdings Inc.	$143.4	$(167.1)	$746.0	$418.0

Basic earnings per common share:
Basic earnings (loss) per common share from continuing operations	$1.72	$(1.97)	$8.89	$4.35
Basic earnings per common share from discontinued operations	$—	$—	$—	$0.45
Basic earnings (loss) per common share	$1.72	$(1.97)	$8.89	$4.80

Diluted earnings per common share:
Diluted earnings (loss) per common share from continuing operations	$1.70	$(1.95)	$8.84	$4.33
Diluted earnings per common share from discontinued operations	$—	$—	$—	$0.44
Diluted earnings (loss) per common share	$1.70	$(1.95)	$8.84	$4.77

Weighted average basic shares outstanding	83.6	84.9	83.9	87.1

Weighted average diluted shares outstanding	84.2	85.5	84.4	87.6

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,518.7	$536.8
Accounts receivable, net	1,944.1	1,913.3
Unbilled services	152.9	185.4
Supplies inventory	493.2	474.6
Prepaid expenses and other	697.6	655.3
Total current assets	4,806.5	3,765.4

Property, plant and equipment, net	3,045.4	2,911.8
Goodwill, net	6,369.7	6,142.5
Intangible assets, net	3,488.9	3,342.0
Joint venture partnerships and equity method investments	16.3	26.9
Other assets, net	652.2	536.5
Total assets	$18,379.0	$16,725.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$875.8	$827.5
Accrued expenses and other	871.2	804.0
Unearned revenue	392.2	421.7
Short-term operating lease liabilities	184.6	165.8
Short-term finance lease liabilities	6.1	6.4
Short-term borrowings and current portion of long-term debt	1,000.3	999.8
Total current liabilities	3,330.2	3,225.2

Long-term debt, less current portion	5,331.2	4,054.7
Operating lease liabilities	676.3	648.9
Financing lease liabilities	74.3	78.6
Deferred income taxes and other tax liabilities	383.1	417.9
Other liabilities	517.4	409.3
Total liabilities	10,312.5	8,834.6

Commitments and contingent liabilities
Noncontrolling interest	14.3	15.5

Shareholders’ equity:
Common stock, 83.4 and 83.9 shares outstanding at December 31, 2024 and 2023, respectively	7.6	7.7
Additional paid-in capital	2.8	38.4
Retained earnings	8,303.4	7,888.2
Accumulated other comprehensive loss	(261.6)	(59.3)
Total shareholders’ equity	8,052.2	7,875.0
Total liabilities and shareholders’ equity	$18,379.0	$16,725.1

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$143.6	$(166.8)	$747.1	$419.2
Earnings from discontinued operations, net of tax	—	—	—	(38.8)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	170.6	146.4	643.5	577.3
Stock compensation	27.3	27.0	116.7	128.7
Operating lease right-of-use asset expense	48.6	39.5	185.3	168.0
Goodwill and other asset impairments	2.8	333.8	5.3	349.0
Deferred income taxes	38.5	(59.9)	(20.1)	(78.1)
Other, net	16.1	35.0	62.1	38.9
Change in assets and liabilities (net of effects of acquisitions and divestitures):
Decrease (increase) in accounts receivable	90.9	69.8	(52.3)	(103.8)
Decrease (increase) in unbilled services	7.6	(74.9)	30.4	28.5
Increase in supplies inventory	(14.6)	(10.4)	(12.6)	(0.7)
Decrease (increase) in prepaid expenses and other	(14.7)	49.1	(54.5)	(25.8)
Increase (decrease) in accounts payable	210.3	146.2	72.1	(42.4)
Increase (decrease) in unearned revenue	3.3	54.8	(24.6)	105.5
Increase (decrease) in accrued expenses and other	46.9	(10.0)	(112.6)	(323.2)
Net cash provided by continuing operating activities	777.2	579.6	1,585.8	1,202.3
Net cash provided by discontinued operating activities	—	—	—	125.4
Net cash provided by operating activities	777.2	579.6	1,585.8	1,327.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(112.1)	(167.2)	(489.9)	(453.6)
Proceeds from sale of assets	1.4	0.3	2.0	0.6
Proceeds from sale or distribution of investments	—	—	—	6.7
Purchase of investments	(12.7)	(8.9)	(55.0)	(29.0)
Proceeds from sale of business	1.6	—	15.1	—
Acquisition of businesses, net of cash acquired	(87.8)	(154.8)	(839.0)	(671.5)
Net cash used for investing activities	(209.6)	(330.6)	(1,366.8)	(1,146.8)
Net cash used in discontinued investing activities	—	—	—	(24.7)
Net cash used for investing activities	(209.6)	(330.6)	(1,366.8)	(1,171.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	—	519.7	2,463.7	2,488.2
Payments on revolving credit facilities	—	(609.3)	(2,463.7)	(2,488.2)
Proceeds from accounts receivable securitization	—	—	300.0	—
Proceeds from senior note offerings	—	—	2,000.0	—
Payments on senior notes	(400.0)	(300.0)	(1,000.0)	(300.0)
Net share settlement tax payments from issuance of stock to employees	(7.7)	(0.2)	(46.4)	(39.8)
Net proceeds from issuance of stock to employees	3.2	—	56.2	54.4
Dividends paid	(60.1)	(61.1)	(243.1)	(254.0)
Purchase of common stock	(75.1)	9.0	(250.1)	(1,000.0)
Other	(7.0)	(4.6)	(36.7)	(19.6)
Net cash (used for) provided by continuing financing activities	(546.7)	(446.5)	779.9	(1,559.0)
Net cash provided by discontinued financing activities	—	—	—	1,499.7
Net cash (used for) provided by financing activities	(546.7)	(446.5)	779.9	(59.3)
Effect of exchange rate changes on cash and cash equivalents	(19.5)	6.4	(17.0)	9.9
Net increase (decrease) in cash and cash equivalents	1.4	(191.1)	981.9	106.8
Cash and cash equivalents at beginning of period	1,517.3	727.9	536.8	430.0
Cash and cash equivalents at end of period	$1,518.7	$536.8	$1,518.7	$536.8

LABCORP HOLDINGS INC.
Condensed Combined Non-GAAP Segment Information
(Dollars in Millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Diagnostics Laboratories
Revenues	$2,586.2	$2,346.9	$10,144.3	$9,415.1

Adjusted Operating Income	$359.5	$353.7	$1,606.3	$1,591.3
Adjusted Operating Margin	13.9%	15.1%	15.8%	16.9%

Biopharma Laboratory Services
Revenues	$767.0	$694.8	$2,922.6	$2,774.2

Adjusted Operating Income	$130.8	$109.0	$458.9	$396.3
Adjusted Operating Margin	17.0%	15.7%	15.7%	14.3%

Consolidated
Revenues	$3,329.4	$3,033.3	$13,008.9	$12,161.6

Adjusted Segment Operating Income	$490.3	$462.7	$2,065.2	$1,987.6
Unallocated Corporate Expense	(67.1)	(67.8)	(268.2)	(272.7)
Total Adjusted Operating Income	$423.2	$394.9	$1,797.0	$1,714.9
Adjusted Operating Margin	12.7%	13.0%	13.8%	14.1%

The consolidated revenue and adjusted segment operating income are presented net of intercompany transaction eliminations and other amounts not used in determining segment performance. Adjusted operating income and adjusted operating margin are non-GAAP measures. See the subsequent reconciliation of non-GAAP financial measures.

LABCORP HOLDINGS INC.
Reconciliation of Non-GAAP Measures
(Dollars and Shares in Millions, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted Operating Income
Operating income (loss)	$216.5	$(122.8)	$1,086.7	$725.6
Amortization of intangibles and other assets (a)	70.4	59.2	256.4	219.8
Restructuring and other charges (b)	11.4	18.3	46.0	49.1
Acquisition and disposition-related costs (c)	51.3	16.5	146.4	56.0
Launchpad Costs (d)	7.0	—	65.7	—
Spin off transaction costs (e)	—	22.6	—	94.1
COVID-19 related costs (f)	—	20.7	—	59.6
Asset impairments (g)	2.8	333.8	5.3	349.0
Customer and vendor cyber-event costs (h)	16.8	—	24.1	—
Other	30.7	23.2	86.4	46.1
TSA Reimbursement (i)	16.3	23.4	80.0	46.1
CDCS not included in discontinued operations (j)	—	—	—	69.5
Adjusted operating income	$423.2	$394.9	$1,797.0	$1,714.9

Adjustments impacting revenues	$15.0	$—	$15.0	$—

Adjusted operating profit margin	12.7%	13.0%	13.8%	14.1%

Adjusted Net Income
Net income (loss)	$143.4	$(167.1)	$746.0	$418.0
Impact of adjustments to operating income	206.7	517.7	710.3	919.8
Losses on venture fund investments, net (k)	4.1	3.4	11.4	4.8
Gain on sale of business (l)	(1.5)	—	(6.4)	—
Pension settlement (m)	(2.3)	—	—	10.8
TSA Reimbursement (i)	(16.3)	(23.4)	(80.0)	(46.1)
Other	—	—	0.3	0.5
Income tax impact of adjustments (n)	(43.7)	(48.5)	(151.3)	(155.7)
Earnings from discontinued operations, net of tax (j)	—	—	—	(38.8)
CDCS not included in discontinued operations (j)	—	—	—	74.4
Adjusted net income	$290.4	$282.1	$1,230.3	$1,187.7

Weighted average diluted shares outstanding	84.2	85.5	84.4	87.6
Adjusted net income per share	$3.45	$3.30	$14.57	$13.56

(a)	Amortization of intangible assets acquired as part of business acquisitions.
(b)	Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions and facilities within the organization in connection with our LaunchPad initiatives, the spin-off of Fortrea Holdings Inc. (Fortrea), and acquisitions or dispositions of businesses by the company.
(c)	Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses, impact of delayed contract or license transfers, and other integration or disposition related activities.
(d)	LaunchPad costs include non-capitalized costs associated with the implementation of systems, consolidation of processes, and consulting costs incurred as part of various business process improvement initiatives.
(e)	The company incurred various costs to prepare for the spin-off of Fortrea and reorganization of the remaining Labcorp business.
(f)	Costs of incremental operating expenses incurred as a result of the COVID-19 pandemic.
(g)	Asset impairments relate primarily to goodwill within the early development reporting unit and other assets deemed impaired.
(h)	The company incurred cost and additional collection reserves as the result of customer and vendor cyber events.
(i)	Represents transition services fees charged to Fortrea related to administrative and IT systems support. The costs to provide these services are included in operating income but the service fees are included in other income.
(j)	These adjustments remove the impact of the Clinical Development and Commercialization Services (CDCS) business pursuant to the spin-off of Fortrea.
(k)	The company makes investments in companies or investment funds developing promising technology related to its operations. The company recorded net gains and losses related to several distributions from venture funds, increases in the market value of investments, and impairments of other investments due to the underlying performance of the investments.
(l)	The company recorded a gain on the disposition of the Beacon Laboratory Benefits Solutions business.
(m)	The company incurred a charge related to the US pension plan due to settlement of certain obligations to retired employees.
(n)	Income tax impact of adjustments calculated based on the tax rate applicable to each item.